UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 17, 2023

USD Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-36674	30-0831007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
811 Main Street, Suite 2800
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
(281) 291-0510
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	USDP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 17, 2023, USD Partners LP (the “Partnership”) entered into an agreement (the “Third Waiver Extension Agreement”) with (i) all the lenders (the “Lenders”) under the secured Credit Agreement (as amended from time to time, the “Credit Agreement”) among the Partnership, USD Terminals Canada ULC, an indirect, wholly-owned subsidiary of the Partnership (together with the Partnership, the “Borrowers”), the subsidiary guarantors party thereto, the Lenders and Bank of Montreal, as administrative agent (the “Administrative Agent”), and (ii) the Administrative Agent.

As previously disclosed, on August 8, 2023, the Partnership entered into an amendment to the Credit Agreement (the “Fourth Amendment”), pursuant to which the Lenders agreed to forebear through and including October 10, 2023 (the “Expiration Date”), from exercising any rights or remedies arising from certain defaults or events of default asserted by the Administrative Agent, which the Partnership disputed, or certain prospective defaults or events of default under the Credit Agreement and other loan documents arising from, among other things, any failure to disclose certain events that give or may give rise to a Material Adverse Effect. Also as previously disclosed, on October 6, 2023, the Partnership entered into a waiver extension agreement (the “First Waiver Extension Agreement”), pursuant to which the Lenders and Administrative Agent agreed to, among other things, (i) extend the Expiration Date to November 3, 2023 (the “First Extended Expiration Date”) and (ii) waive the event of default arising from the non-payment of the interest due on October 10, 2023 until the First Extended Expiration Date. Additionally as previously disclosed, on November 1, 2023, the Partnership entered into a waiver extension agreement (the “Second Waiver Extension Agreement”), pursuant to which the Lenders and Administrative Agent agreed to, among other things, (i) extend the First Extended Expiration Date to November 17, 2023 (the “Second Extended Expiration Date”) and (ii) temporarily waive, until the Second Extended Expiration Date, events of default from the non-payment of amounts due on the maturity date.
The Third Waiver Extension Agreement further extends the Second Extended Expiration Date to November 21, 2023 (the “New Expiration Date”) in respect of certain events of default or prospective events of default described in the Fourth Amendment, the First Waiver Extension Agreement and the Second Waiver Extension Agreement.

The above description of the terms of the Third Waiver Extension Agreement does not purport to be complete and is qualified in its entirety by the full text of (i) the Third Waiver Extension Agreement, which is attached as an exhibit hereto and incorporated herein by reference, (ii) the Second Waiver Extension Agreement, which is attached as an exhibit to the Partnership’s Current Report on Form 8-K filed on November 2, 2023, (iii) the First Waiver Extension Agreement, which is attached as an exhibit to the Partnership’s Current Report on Form 8-K filed on October 6, 2023, and (iv) the Fourth Amendment, which is attached as an exhibit to the Partnership’s Quarterly Report on Form 10-Q for the three months ended June 30, 2023. Capitalized terms used but not defined herein have the meaning set forth in the Third Waiver Extension Agreement. The above information is also qualified by reference to the “Risk Factors” provided in the Partnership’s Quarterly Reports on Form 10-Q for the three months ended September 30, 2023 and June 30, 2023, which shall be deemed updated for the information provided herein, and Annual Report on Form 10-K for the year ended December 31, 2022.

Item 7.01	Regulation FD Disclosure.

On November 17, 2023, the Partnership issued a press release announcing certain of the matters described in this Current Report on Form 8-K. A copy of this press release is attached hereto as Exhibit 99.1 to this Current Report. The information set forth in this Item 7.01 and in Exhibit 99.1 shall not be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1
Letter Agreement, dated November 17, 2023, among USD Partners LP, USD Terminals Canada ULC, the subsidiary guarantors party thereto, Bank of Montreal, as administrative agent, and the other lenders and parties thereto.

99.1	Press release of USD Partners LP dated November 17, 2023.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USD Partners LP (Registrant)

	By:	USD Partners GP LLC,
its general partner

Date: November 17, 2023	By:	/s/ Adam Altsuler
	Name:	Adam Altsuler
	Title:	Executive Vice President, Chief Financial Officer